50883
                                7
                                                   Exhibit 4.1(b)
                                         REDI Loan Number 95-13-A


                      STATE OF SOUTH DAKOTA
                  BOARD OF ECONOMIC DEVELOPMENT


                       SECURITY AGREEMENT

     The undersigned Debtor (s) hereby grants to
           SOUTH DAKOTA BOARD OF ECONOMIC DEVELOPMENT
              711 Wells Avenue, Pierre, S.D.  57501
"Lender", a Security Interest in the following described property
"Collateral":

          All machinery and equipment of Debtor described on Exhibit A attached hereto together with all accessions thereto and all substitutions and replacements thereof and parts therefor.

          All proceeds and products of all of the foregoing,

     to secure payment to the Lender at the address stated above of all notes of Debtor concurrently delivered herewith, or heretofore or hereafter delivered to or purchased or otherwise acquired by the Lender and all other liabilities and indebtedness of Debtor to the Lender, due or to become due, direct or indirect, absolute or contingent, joint or several, howsoever created, arising or evidenced, now existing or hereafter at any time created, arising or incurred
     (hereinafter called "Secured Obligations").

          INFORMATIONAL (Check one or more).

         The address of the Debtor,       X  Such address is
     below, is his residence.            Debtor's chief
     place of business

          Such address is where the       X  Debtor is a
     Collateral is kept                  non-resident of
                                         South Dakota

          USE OF PROPERTY: Debtor warrants, covenants and agrees that: The property is or is to be used by Debtor primarily (check applicable):

     1. In business:   X  equipment         inventory


     2. For personal, family, or household use ___


     3. In farming operations:   ___ equipment     ___ farm
     products

          PURPOSE: (check if applicable) The security interest herein is given on this collateral for a purchase money loan: ___

               Debtor warrants, represents and agrees that:

     1. The Collateral is or will be kept at Aberdeen, SD and will not be removed from such location or locations unless, prior to any such removal, Debtor has given written notice to the Lender of the location or locations to which Debtor desires to remove the Collateral and the Lender has given written consent to such removal.

     2. Debtor has or will acquire title to and will at all times keep the Collateral free of all liens and encumbrances, except the Security Interest created hereby and liens held by other lenders providing financing for the SD project, and has full power and authority to execute this Security Agreement, to perform Debtor's obligations hereunder and to subject the Collateral to the Security Interest created hereby. No financing statement covering all or any part of the Collateral, except any which may have been filed by the Lender and other permitted lienholders, is on file at any public office.

     3. Debtor will at any time or times hereafter execute such financing statements and other instruments and perform such acts as the Lender may request to establish and maintain a valid Security Interest in the Collateral, and will pay all costs of filing and recording.
     4. Debtor will keep the Collateral and all lands, plants, buildings, machinery, equipment and other property now or hereafter at any time owned or used by Borrower in connection with the manufacture, processing, production, storage, sale or lease of the Collateral, in good condition and insured against such risks and in such amounts as the Lender may request, and with an insurance company or companies satisfactory to the Lender, the policies to protect the Lender as his interest may appear and to be delivered to the Lender upon request.

     5. Upon default by Debtor in any of the preceding agreements, the Lender at his option may

               (i) effect such insurance and repairs and pay the premiums therefor and the costs thereof and

               (ii) pay and discharge any taxes, liens, and encumbrances on the Collateral. All sums so advanced or paid by the Lender shall be payable by the Debtor on demand with interest at the highest rate allowed by law and shall be part of the Secured Obligations.

     6. Debtor will not sell, lease or otherwise dispose of the Collateral other than in the ordinary course of business at prices constituting the then fair market value thereof, and will at all times during the term hereof maintain the inventory at such value as Lender may from time to time demand.

     7. Lender shall have the authority, but shall not be obligated to:

               (a)  place on any Chattel Paper received as
               Proceeds a notation or legend showing the Lender's
               Security Interest;

               (b) in the name of the Debtor or otherwise, to demand, collect, receive and receipt for, compound, compromise, settle and give acquittance for, and prosecute and discontinue any suits or proceedings in respect of any or all of the Collateral;

               (c) take any action which the Lender may deem necessary or desirable in order to realize on the Collateral, including, without limitation, the power to perform any contract, to endorse in the name of Debtor any checks, drafts, note or other instruments or documents received in payment for or on account of the Collateral;

               (d) after any default, to enter upon and into and take possession of all or such part or parts of the properties of Debtor, including lands, plants, buildings, machinery, equipment and other property as may be necessary or appropriate in the judgment of the Lender to permit or enable the Lender to manufacture, produce, process, store or sell or complete the manufacture, production, processing, storing or sale of all or any part of the Collateral, as the Lender may elect, and to use and operate said properties for said purposes and for such length of time as the Lender may deem necessary or appropriate for said purposes without the payment of any compensation to Debtor therefor.

     8. Debtor will keep accurate books, records and accounts with respect to the Collateral, and with respect to the general business of Debtor, and will make the same available to the Lender at its request for examination and inspection; and will make and render to the Lender such reports, accountings and statements as the Lender from time to time may request with respect to the Collateral; and will permit any authorized representative of the Lender to examine and inspect, during normal business hours, any and all premises where the Collateral is or may be kept or located.

     9. The occurrence of any of the following events shall constitute a Default:

               (a)  failure of Debtor, or of any co-maker,
               endorser, surety or guarantor to pay when due any amount payable under any of the Secured
               Obligations;

               (b) failure to perform any agreement or covenant of Debtor contained herein;

               (c) any statement, representation or warranty of Debtor made herein or at any time furnished to the Lender is untrue in any respect as of the date made;

          (d) entry of any judgment against Debtor in excess of $50,000, unless such judgment is by a federal or state governmental entity;

               (e)  appointment of a receiver due to, loss,
               substantial damage to, destruction, theft, or encumbrance to or of any portion of the Collateral, or the making of any levy, seizure, or attachment thereof;

               (f) Debtor becomes insolvent or unable to pay his debts as they mature, or makes an assignment for the benefit of his Creditors or any proceeding is commenced by or against Debtor alleging that he is insolvent or unable to pay his debts as they mature:

               (g) death of any Debtor who is a natural person or of any partner of any Debtor which is a partnership;

               (h) dissolution, consolidation, or merger, or transfer of a substantial part of the property of any Debtor which is a partnership;

          (i)  such a material change in the condition or affairs
               (financial or otherwise) of Debtor or any co-maker, endorser, surety or guarantor of any of the Secured Obligations as in the opinion of the
               Lender impairs the Lender's security or increases his risks; or

     10. Whenever a Default shall exist, the Lender may, at its option and without demand or notice, declare all or any part of the Secured Obligations immediately due and payable, and the Lender may exercise, in addition to the rights and remedies granted hereby, all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law.

     11. Debtor agrees, in the event of Default, to make the Collateral available to the Lender at a place or places acceptable to the Lender, and to pay all costs of the Lender in the collection of any of the Secured Obligations and the enforcement of any of the Lender's rights. If any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed reasonably and properly given if mailed at least ten
     (10) days before such disposition, postage prepaid, addressed to the Debtor at the address shown below.

     12. No delay or failure by the Lender in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

     13. If more than one party shall sign this Agreement, the term "Debtor" shall mean all such parties, and each of them and all such parties shall be jointly and severally obligated hereunder.

     14. All parties agree the terms of the within instrument shall be construed according to the laws of the state of South Dakota and all actions or proceedings brought hereunder shall be heard in a court of competent jurisdiction within the state of South Dakota .


     Executed and delivered at Blaine, Minnesota, this 28th day of May, 1996.



     ADDRESS:                      APA OPTICS, INC.
     2950 North East 84th Lane
     Blaine, MN  55449
                                   BY: /s/ Anil K. Jain
      (Seal)                       ITS: President


     _________________________________________________________

     NOTE: Corporate applicants must execute Security Agreement, in corporate name, by duly authorized officer, and seal must be affixed and duly witnessed; partnership applicants must execute Security Agreement in firm name, together with signature of an authorized general partner.